Exhibit 24.2

POWER OF ATTORNEY

Each director and/or officer of Spire Missouri Inc. whose signature appears below appoints S. Sitherwood, S. P. Rasche, M. C. Darrell and E. L. Theroff and each of them, severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement as authorized by the Company’s Board of Directors on April 29, 2019; and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

A copy hereof shall have the same force and effect as the original.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 29th day of April 2019.

/s/ Steven L. Lindsey	/s/ Scott B. Carter
Steven L. Lindsey	Scott B. Carter

/s/ Steven P. Rasche	/s/ Suzanne Sitherwood
Steven P. Rasche	Suzanne Sitherwood

/s/ Mark C. Darrell
Mark C. Darrell